OFFICE LEASE AGREEMENT
BASIC LEASE INFORMATION

1. Date:	October 24, 2018
2. Landlord:	207 Associates and Independence Avenue Investments, LLC
3. Tenant:	Select Medical Corporation
4. Guarantor:	N/A
5. Building:	225 Grandview Avenue
6. Premises:	Entire First Floor and Part of Second Floor known as Suite 202 – See Exhibit A.
7. Occupancy Date:	Upon completion of “white box”
8. Rent Commencement Date:	Commencement Date as defined in Section 2.01
9. Expiration Date:	10th Anniversary of the Rent Commencement Date
10. Term:	Ten (10) years
11. Rentable Area of the Building:	215,532 – See Section 25.06	Rentable square feet
12. Rentable Area of the Premises:	72,173 – See Section 25.06	Rentable square feet
13. Tenant’s Proportionate Share:	FULL SERVICE LEASE
14. Initial Annual Base Rental Rate:	$20.00	per Rentable square foot
15. Initial Annual Base Rental:	$1,443,460
16. Annual Base Rental Increase:	2.5%
17. Annual increase in rental rates will occur on	1st anniversary and on subsequent anniversaries of the Rent Commencement Date.
18. Annual Operating Expense Allowance:	N/A (FULL SERVICE LEASE)
19. Fiscal Year:	12 months ending December 31
20. Security Deposit:	0
21. First Rent Check:	$120,288.33
22. Broker:	N/A
23. Landlord’s Address for Notices:	207 Associates and Independence Avenue Investments, LLC
c/o Select Capital Commercial Properties, Inc.
4732 Gettysburg Rd., Suite 302
Mechanicsburg, PA 17055
Attention:	Property Manager
24. Tenant’s Address for Notices:	Select Medical Corporation

4732 Gettysburg Road
Suite 402
Mechanicsburg, PA 17055
Attention:

25.	Other Terms and Conditions

25.01    This is a full-service lease with Landlord responsible for the operating expenses consumed by Tenant (including standard office janitorial).
25.02    Landlord will provide the Premise as shown on Exhibit A at no cost to Tenant, including the following building capital improvements:

•
The Landlord will deliver the first-floor rental area with all interior walls removed but for rated walls, walls at elevators, restrooms, lobby, and walls at the high ceiling eating area including under the overhang of the floor above.

•
Replace and/or upgrade most of the major equipment of the mechanical system that is either non-functional or outdated. This could include but not be limited to cooling towers, chillers, pumps, air handling units, boiler, fire pumps, life safety generator, building exhaust fans, domestic water pumps and building automation system.

•	Replace existing window glazing and spandrel panels. Depending on delivery this phase may commence after Tenant occupies.

•	Modernize the elevator equipment including the interior cabs.

•	Replace the roof including all flashing.

•	Upgrade the fire alarm system.

•	New building security system at the building entrance doors.

•	All flooring removed except at restrooms and the wood floor in the high ceiling eating area.

•	All kitchen equipment removed and walls demolished.

•	Ceiling system including grid, tiles, and diffusers to be replaced.

•	Perimeter walls to be finished, ready for paint.

•	Restrooms will be remodeled similar to those in 4732 Gettysburg Road, Mechanicsburg, PA.

•
Landlord will also renovate the entrance lobby and construct a secondary entrance at the northeast corner. If the construction of the secondary entrance results in a reduced rental area (as certified by the architect) the rentable square footage will be reduced by an addendum.

•	Based on the above, the first floor area will be delivered to the Tenant as a “white box” and prepared for tenant specific improvements to be completed at the direction and expenses of the Tenant.

•	Tenant to provide Landlord with their office layout so that Landlord can install the HVAC, sprinkler and lighting systems designed to accommodate such layout.

25.03    All telephone/data system shall be by Tenant.

25.04
This building will be undergoing significant renovations and as such, building issues will come up that cannot be anticipated at this time. To be better able to manage those issues Tenant will need to designate a point of contact with reasonable authority to act on behalf of the Tenant. The initial designees will be James Dehoff and Kathy Dorbert.

25.05
Tenant shall have the right and option to lease all (but not less than all) of the remaining space located on the 2nd floor of the Building and known as Suite 201 (See Exhibit A-1). Tenant shall exercise such option by giving written notice to Landlord of such decision (the “Option Notice”) on or before the date that is twenty six (26) months after the Rent Commencement Date hereunder as defined in Section 2.01 (the Option Exercise Deadline”). 30 days following its receipt of the Option Notice, Landlord will give Tenant access to Suite 201, which will be in the same condition as Suite 202 was when delivered to Tenant, for the purpose of allowing Tenant to complete its construction in Suite 201 consistent with the improvements made by Tenant in Suite 202. If Tenant exercises such option, then Suite 201 shall become part of the Premises under this Lease effective on the earlier to occur of (i) the date on which Tenant’s construction with respect to Suite 201 is complete and Tenant’s employees have first occupied Suite 201 for the purpose of conducting business therein, or (ii) the date that is thirty (30) months after the Rent Commencement Date hereunder as defined in Section 2.01 (such earlier date being the “Suite 201 Rent Commencement Date”). If Tenant is prevented from commencing its tenant improvements in Suite 201 30 days after the date of the Option Notice for any reason and such delay prevents Tenant from completing its tenant improvements on or before the date that is thirty (30) months after the Rent Commencement Date hereunder as defined in Section 2.01, then the Suite 201 Rent Commencement Date will be delayed for the same number of days that it takes Landlord to deliver Suite 201. If Tenant exercises its option to lease Suite 201, then (1) the rent payable for Suite 201 under this Lease will be determined at the same rental rate being paid under this Lease at that time for Suite 202 (with increases thereafter on the same schedule as provided for in this Lease for Suite 202), (2) the maximum number of parking spaces available to Tenant under this Lease will be increased by 120 spaces, and (3) this Lease will continue to end (with respect to both Suites 201 and 202) on the 10th anniversary of the Rent Commencement Date of this Lease as defined in Section 2.01.

25.06
The square footage for the first floor, Suite 201 and Suite 202 are subject to final adjustment and determination after completion of the final designs of building common areas, all measurements to be completed in accordance with BOMA’s Standard Method of Floor Measurement for Office Buildings. After final determination of such square footages, the rental computations set forth in this Lease will be adjusted accordingly.

26.	Exhibits A-I are part of this Lease, identified as follows:
Exhibit A Description of Premise Plan
Exhibit B Description of Property Plan
Exhibit C Description of Leasehold Improvements
Exhibit D Description of Parking Rights
Exhibit E Security Card/Key Access
Exhibit F Rules and Regulations
Exhibit G Move-in / Move-out Standards
Exhibit H Schedules of Rent
Exhibit I Commencement Certificate

The foregoing Basic Lease Information is hereby incorporated into and made a part of the Office Lease Agreement which is described herein and attached. Each reference in the Lease to any information and definitions contained in the Basic Lease Information shall mean and refer to the information and definitions hereinabove set forth. In the event of any conflict between any Basic Lease Information and the Lease, the Basic Lease Information shall control.

Landlord: 207 Associates Independence Avenue Investments, LLC

WITNESS: /s/ Dana Thompson	By: /s/ John M. Ortenzio
John M. Ortenzio, Manager

Date: 10/30/18

Tenant: Select Medical Corporation

ATTEST: /s/ Dana Thompson	By: /s/ Michael E. Tarvin

Michael E. Tarvin
(print name)

Title: EVP, General Counsel & Secretary

Date: 10/25/18

TABLE OF CONTENTS

EXHIBIT "A" – Description of Premise/Floor Plan
EXHIBIT "B" - Description of Leasehold Improvements
EXHIBIT "C" – Description of Property Plan
EXHIBIT “D" - Parking
EXHIBIT "E" - Security Card Access
EXHIBIT "F" - Rules and Regulations
EXHIBIT "G" - Move-in/Move-out Standards
EXHIBIT "H" - Rent Schedule
EXHIBIT "I" - Commencement Certificate
ARTICLE 1 - Premises
ARTICLE 2 - Term
ARTICLE 3 - Delivery of the Premises to Tenant
ARTICLE 4 - Acceptance of the Premises and Building by Tenant
ARTICLE 5 - Rental
ARTICLE 6 - Operating Expenses
ARTICLE 7 - Services by Landlord; Representations of Landlord
ARTICLE 8 - Utilities
ARTICLE 9 - Use
ARTICLE 10 - Laws, Ordinances and Requirements of Public Authorities
ARTICLE 11 - Observance of Rules and Regulations
ARTICLE 12 - Alterations
ARTICLE 13 -Liens
ARTICLE 14 - Ordinary Repairs
ARTICLE 15 – Insurance
ARTICLE 16 - Damage by Fire or Other Cause
ARTICLE 17 - Condemnation
ARTICLE 18 - Assignment and Subletting
ARTICLE 19 - Indemnification
ARTICLE 20 - Surrender of the Premises/Holdover
ARTICLE 21 - Estoppel Certificates
ARTICLE 22 - Subordination
ARTICLE 23 - Parking
ARTICLE 24 - Default and Remedies
ARTICLE 25 - Waiver by Landlord
ARTICLE 26 - Security Deposit
ARTICLE 27 - Attorney's Fees and Legal Expense
ARTICLE 28 - Notices
ARTICLE 29 - Miscellaneous
ARTICLE 30 –Right of Assignee
ARTICLE 31 – No Waiver
ARTICLES 32 – Limitation of Liability
ARTICLES 33 – Recording
ARTICLE 34 – Successors and Assigns
ARTICLE 35 – No Partnership
ARTICLE 36 – Attornment
ARTICLE 37 – Force Majeure

EXHIBIT "A" – Description of Premise/Floor Plan

(Floor plan to be attached)

NEW NE LOBBY
NEW NE VEST
ELEC
TELE
JAN
W
M
SUITE 101
46,518 RENTABLE SQ. FT.
TELE
ELEC
FUTURE ELEV
SE LOBBY
SE VEST

FIRST FLOOR PLAN
NOT TO SCALE

SUITE AREA INFORMATION

EXHIBIT A

FIRST FLOOR TOTAL RENTABLE AREA 46,518 S.F.

OFFICE BUILDING

225 GRANDVIEW AVENUE
EAST PENNSBORO TOWNSHIP
CUMBERLAND COUNTY, PA

DRAWING NO. 101

DATE: 10/19/18

.25

SUITE 202
ATRIUM
SUITE 201
23,396 RENTABLE SQ. FT.
ELEC
TELE
JAN
W
M
ELECT

SECOND FLOOR PLAN
NOT TO SCALE

SUITE AREA INFORMATION

EXHIBIT A-1

SUITE 201 RENTABLE AREA 23,396 S.F.

OFFICE BUILDING

225 GRANDVIEW AVENUE
EAST PENNSBORO TOWNSHIP
CUMBERLAND COUNTY, PA

DRAWING NO. 201

DATE: 10/19/18

.25

1
2
3
4
5
6
7
8
9
10
11
A
B
C
D
E
F
G
H
I
J
K
ELEC
TELE
JAN
W
M
SUITE 202
25,655 RENTABLE SQ. FT.
ATRIUM
SUITE 201
TELE
ELECT
W
M
TELE

SECOND FLOOR PLAN
NOT TO SCALE

SUITE AREA INFORMATION

EXHIBIT A-2

SUITE 202 RENTABLE AREA 25,655 S.F.

OFFICE BUILDING

225 GRANDVIEW AVENUE
EAST PENNSBORO TOWNSHIP
CUMBERLAND COUNTY, PA

DRAWING NO. 202

DATE: 10/19/18

.25

EXHIBIT “B” – Description of Leasehold Improvements

In addition to Article 25 of the Basic Lease Information, the following will be provided:

EXHIBIT "C" – Description of Property Plan

(Upon completion of Survey, Property Plan will be submitted)

NORTH
GRANDVIEW AVENUE
OFFICE BUILDING
FIVE-STORY
GENERATOR
ENCLOSURE
5-LEVEL
PARKING DECK

225 GRANDVIEW AVENUE OFFICE BUILDING SITE PLAN – EXISTING PARKING LAYOUT

NOT TO SCALE

10/19/18

EXHIBIT C

45

EXHIBIT “D" - Parking

Parking

1.    Throughout the Term, Tenant and its employees, vendors and invitees shall have the right to use the parking spaces in the Parking Area (including the parking deck). All such parking spaces shall be provided to Tenant at no cost on an unassigned basis and shall be used in common with the other tenants in the Building. Landlord shall provide Tenant parking that is adequate for Tenant’s use of the Premises, not to exceed 400 parking spaces or, if Tenant exercises its option to lease Suite 201, 520 parking spaces.

2.    Landlord shall have the right to reserve parking spaces as it elects and condition use thereof on such terms as it elects so long as any such reservation of parking by Landlord will be determined in cooperation with Tenant and will not adversely or disproportionately impact Tenant relative to the other tenants in the Building or interfere with Tenant’s operations in the Building.

3.    Landlord shall have the right to make reasonable changes for public parking, add parking decks, change curb cuts, change traffic patterns, re-stripe the parking surfaces as to size and location of spaces, temporarily displace vehicles (for the purpose of improving and expanding Parking Area) so long as any such changes by Landlord will not adversely or disproportionately impact Tenant relative to the other tenants in the Building or interfere with Tenant’s operations in the Building.

4.    If a card system is utilized, lost cards will be replaced on request, but a charge of $15.00 per card will be required to reimburse Landlord for administrative costs of card replacement and reprogramming of card entry processing unit.

5.    Tenant shall cooperate fully in Landlord's efforts to maintain the designated use of the various Parking Facilities and parking areas, and shall follow all reasonable regulations issued by the Landlord with respect thereto.

EXHIBIT "E" - Security Card Access

Security in the form of limited access to the Building during other than Normal Business Hours through the use of cards may be provided by Landlord. In such event Landlord agrees to provide to Tenant free of charge, 3 cards which cards will be surrendered at the Expiration Date. The cost for any cards Tenant may desire in addition to this quantity shall be $15.00 per card. Landlord, however, shall have no liability to Tenant, its employees, agents, invitees or licensees for losses due to theft or burglary, or for damages done by unauthorized persons on the Premises and neither shall Landlord be required to insure against any such losses unless due to the sole negligence or willful acts or omissions of Landlord or Landlord’s employees, agents, officers, representatives or contractors. Tenant agrees to surrender all cards then in its possession upon the expiration or earlier termination of this Lease. Any lost card shall be cancelled and Tenant shall pay the sum of $15.00 Dollars for each replacement card.

EXHIBIT "F" - Rules and Regulations

1.    Sidewalks, doorways, vestibules, halls, stairways, and similar areas shall not be obstructed by Tenants or their officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises and for going from one part of the Building to another part of the Building.

2.    Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no sweepings, rubbish, rags, or other unsuitable material shall be thrown or placed therein. The cost of repairing any stoppage or damage resulting to any such fixtures or appliances from such misuse shall be paid by such Tenant.

3.    No signs, posters, advertisements, or notices shall be painted or affixed on any of the windows or doors, or other part of the Building, or placed in such a manner as to be visible outside the Premises, except of such color, size, and style, and in such places, as shall be first approved in writing by the Building Manager. No nails, hooks, or screws shall be driven into or inserted in any part of the Building, except by Building maintenance personnel. Notwithstanding anything to the contrary contained in this paragraph 3, Tenant’s employees may use small nails, screws and hooks to hang typical office decorations and items such as legal notices, paintings, posters and diplomas.

4.    Directories will be placed by Landlord, at Landlord's own expense, in a conspicuous place in the Building. No other directories shall be permitted.

5.    The Premises shall not be used for conducting any barter, trade, or exchange of goods or sale through promotional give-away programs or any business involving the sale of second-hand goods, insurance salvage stock, or file sale stock, and shall not be used for any auction or pawnshop business, any fire sale, bankruptcy sale, going-out-of-business sale, moving sale, bulk sale, or any other business which, because of merchandising methods or otherwise, would tend to lower the character of the Building. Canvassing, soliciting and peddling in the Building are prohibited.

6.    Tenants shall not do anything, or permit anything to be done, in or about the Building, or bring or keep anything therein, that will in any way increase the possibility of fire or other casualty or obstruct or interfere with the rights of, or otherwise injure or annoy, other Tenants, or do anything in conflict with the valid pertinent laws, rules, or regulations of any governmental authority. Tenants shall not use or keep in the Building any flammable or explosive fluid or substance, or any illuminating material, unless it is battery powered, UL approved.

7.    Tenants shall not place a load upon any floor of the Premises which exceeds the floor load per square foot which such floor was designed to carry or which is allowed by applicable Building Code. Landlord may prescribe the weight and position of all heavy installations which Tenant desires to place in the Premises so as properly to distribute the weight thereof. All damage done to the Building by the improper placing of heavy items which over-stress the floor will be repaired at the sole expense of the Tenant.

8.    A Tenant shall notify the Building Manager when heavy equipment are to be taken into or out of the Building. Moving of such items shall be done under the supervision of the Building Manager, after receiving written permission.

9.    Corridor doors, when not in use, shall be kept closed.

10.    All deliveries must be made via the service entrance and service elevators during normal business hours. Prior approval must be obtained from Landlord for any deliveries that must be received after normal business hours. Any hand trucks utilized for deliveries must be equipped with rubber tires and side guards.

11.    Each Tenant shall cooperate with Building employees in keeping the Premises neat and clean. When conditions are such that Tenant must dispose of crates, boxes, etc., it will be the responsibility of Tenant to do so outside of the hours of 7:00 a.m. and 6:00 p.m., at Tenant's expense.

12.    Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds, animals, reptiles, or any other creatures, shall be brought into or kept in or about the Building except for any Seeing Eye dogs.

13.    Should a Tenant require telegraphic, telephonic, annunciator, or any other communication service, Landlord will direct Tenant as to where and how the electricians and installers shall introduce and place wires, and none shall be introduced or placed except as Landlord shall direct in writing.

14.    Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other Tenants or persons having business with them.

15.    No equipment shall be operated on the Premises that could unreasonably interfere with the rights of any other Tenant in the Building without written consent of Landlord. Nothing shall be done or permitted in the Premises, and nothing shall be brought into or kept on the Premises, which would impair or interfere with any of the Building services, or the use or enjoyment by any other Tenant of any other Premises, nor shall there be installed by any Tenant any heating, ventilating, air conditioning, electrical or other equipment of any kind which, in the judgment of the Landlord, might cause any such impairment or interference. No space heaters shall be operated in the Premises.

16.    Business machines and mechanical equipment belonging to Tenant which cause noise and/or vibration that may be transmitted to the structure of the Building or to any Leased space so as to be objectionable to Landlord or any Tenants in the Building, shall be placed and maintained by Tenant, at Tenant's expense, in settings of rubber, or spring type noise and/or vibration eliminators sufficient to eliminate vibration and/or noise.

17.    Tenants shall not permit any cooking within the Premises (other than in microwave ovens) and shall not permit any noxious or offensive odors emanating within the premises to seep into other portions of the Building not leased by Tenant.

18.    No locks shall be changed without Landlord consent. No additional locks shall be placed upon any doors without the prior written consent of Landlord. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease, and Tenant shall then give Landlord or his agent an explanation of the combination of all locks on the doors or vaults. Tenant shall initially be given two (2) keys to the Premises by Landlord. No duplication of such keys shall be made by Tenants. Additional keys shall be obtained only from Landlord, at a reasonable fee to be determined by Landlord.

19.    Tenants, employees, or agents, or anyone else who desires to enter the Building after normal business hours, may be required to sign in upon entry and sign out upon leaving, giving the location during such person's stay and such person's time of arrival and departure.

20.    Tenants will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel form servicing such units as routine or emergency access may require. Cost of moving such furnishings for Landlord's access will be at Tenant's expense. The lighting and air conditioning equipment of the Building will remain the exclusive charge of the Building designated personnel. Landlord will control all internal lighting that may be visible from the exterior of the Building and shall have the right to change any unapproved lighting, without notice to Tenant, at Tenant's expense. Tenant shall not place cabinets or other furniture against the exterior wall which exceeds the height of the window sills.

21.    Tenants shall comply with reasonable parking rules and regulations as may be posted and distributed from time to time, and shall take reasonable steps to cooperate with Landlord to enforce compliance.

22.    Tenants shall provide plexiglass or other pads for all chairs mounted on rollers or casters, unless same are designated for use on carpet by the manufacturer.

23.    No Tenant shall make any changes or alterations to any portion of the Building without Landlord's prior written approval, which may be given on such conditions as Landlord may elect. All such work shall be done by Landlord’s by contractors and/or workmen working under Landlord's supervision.

24.    Landlord has the right to evacuate the Building in event of emergency or catastrophe.

25.    If any governmental license or permit shall be required for the proper and lawful conduct of Tenant's business, Tenant, before occupying the Premises, shall procure and maintain such license or permit and submit it for Landlord's inspection. Tenant shall at all times comply with the terms of any such license or permit.

26.    Landlord shall have the right, exercisable without notice and without liability to any Tenant, to change the name and street address of the Building, and to install signs on the interior and exterior of the Building.

27. Smoking is not permitted anywhere inside or at the entrances of the Premise or Building.

28.    Landlord reserves the right to rescind any of these rules and regulations and make such other and further rules and regulations as in the reasonable judgment of Landlord shall from time to time be needed for the safety, protection, care, and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its

Tenants, their agents, employees, and invitees, which rules and regulations when made and notice thereof given to a Tenant shall be binding upon him in like manner as if originally herein prescribed. Notwithstanding anything to the contrary contained in this paragraph 28, rule changes shall not unreasonably or unnecessarily interfere with, restrict or disturb the conduct of business of the Tenant.

EXHIBIT “G” – Move-in/Move-Out Standards
This Move In/ Move-Out Standards (Exhibit G) is made between Landlord and Tenant as identified on the Basic Lease information is a part of that certain Office Lease between Landlord and Tenant concerning a portion of the Property more commonly known as the Common Area, Property and Premise.
In order to protect the Common Areas of the Property and Premise the following standards shall be adhered to during any move-in or move-out when the items to be moved cannot be hand carried to the Premise. The tenant agrees to the following:

1.
Tenant, both in relation to the move in and move out process, must engage a moving company whose primary business and expertise is the moving of office equipment and furniture. Tenant must submit to Landlord the moving company’s Insurance Certificate which reflects that the Property owner and Property manager are insured against any and all damage caused by the moving company to the Property or to third parties and the moving company has the appropriate Worker’s Compensation insurance at least 3 days prior to any move.

2.	Tenant must give Landlord at least 24 hour notice prior to moving furniture or equipment in or out of the Property in order to allow Landlord to place protection pads on the elevator walls.

3.	Tenant may only use the elevator that Landlord has designated as the elevator for moving furniture or equipment.

4.
Tenant is responsible to adequately protect the floor and walls of the lobby, elevator, etc. from damage and failure to do so may result in a charge being issued to the Tenant to repair the walls or floors of the Property.

5.
Tenant and Tenant’s agents must move all furniture and other objects (that cannot be hand carried) on carts with non-marring rubber wheels and rubber sideguards to protect the finished surfaces of the walls and floors of the Property.

6.	Tenant, prior to moving any furniture or equipment, must properly block open all passageway doors in order to avoid damage to the doors by the moving of the furniture and equipment.

7.	Tenant shall be responsible for any and all damage resulting from the moving in and out of the Premise.

EXHIBIT “H” – Rent Schedule

Subject to adjustment based on Section 25.06.

		Annual Percentage Increase =	2.5%

	SF	Rate / SF	Annual Rent Payment	Monthly Rent Payment
Year 1	72,173	$20.00	$1,443,460	$120,288.33
Year 2	72,173	$20.50	$1,479,546.50	$123,295.54
Year 3	72,173	$21.01	$1,516,354.73	$126,362.89
Year 4	72,173	$21.54	$1,554,606.42	$129,550.54
Year 5	72,173	$22.08	$1,593,579.84	$132,798.32
Year 6	72,173	$22.63	$1,633,274.99	$136,106.25
Year 7	72,173	$23.19	$1,673,691.87	$139,474.32
Year 8	72,173	$23.77	$1,715,552.21	$142,962.68
Year 9	72,173	$24.37	$1,758,856.01	$146,571.33
Year 10	72,173	$24.98	$1,802,881.54	$150,240.13

NOTE: the rate per SF beyond the initial rate is a rounded number.

EXHIBIT “I” –

COMMENCEMENT DATE CERTIFICATE
This Rent Commencement Date Certificate is made this _________ day of __________, by and between __________________ (Landlord”) and ________________ (“Tenant”).
RECITALS:

1.
Landlord and Tenant have entered into a Lease Agreement (the “Lease”) dated as of ___________________, 201_ whereby Landlord leased to Tenant, and Tenant leased from Landlord, certain real property located in__________________, PA which real property is located at ___________________________________________.

2.
In accordance with “Article 2 Lease Term” of the lease, Landlord and Tenant desire to set forth herein the date that the Term of the Lease has commenced (the “Commencement Date”), the date of expiration of the initial Term of the Lease and certain other terms and conditions.

NOW THEREFORE; Landlord and Tenant certify and agree as follows:
The Effective Date of the Lease is hereby established as _________________________.
The Rent Commencement Date of the Lease is hereby established as ___________.
The initial term of the lease is _______ years, ending on _________________________.
The adjustment dates for the Base Rent shall be every ___________________________.
IN WITNESS WHEREOF, Landlord and Tenant have caused this Rent Commencement Date Certificate to be executed as of the day and year first written above.

LANDLORD:	TENANT:

By: _____________________________	By:______________________________
John Ortenzio, Manager
Print Name: _______________________
Title: _____________________________

OFFICE LEASE AGREEMENT

THIS Lease, dated as of the date specified in the Basic Lease Information which is attached hereto and incorporated herein for all purposes, is made between Landlord and Tenant.

ARTICLE 1 - Premises

Landlord leases to Tenant, and Tenant leases from Landlord for the Term (as defined below) and subject to the provisions hereof, to each of which Landlord and Tenant mutually agree, the Premises, which Premises is more particularly described in the floor plans in Exhibit A hereto, together with its appurtenances, including the right to use, in common with others, the lobbies, entrances, stairs, elevators, and loading areas if any (for loading and unloading of materials and supplies), and other public portions of the Building (“Common Areas”). The Premises shall constitute part of the "Rentable Area," which shall be determined and defined by Landlord using standards adopted by Building Owners and Managers Association (BOMA). For purposes of this Lease, the Rentable Area of the Building and the Rentable Area of the Premises are as indicated in the foregoing Basic Lease Information. The term "Common Areas" shall mean all of the common facilities now or hereafter under, over, in or adjacent to the Building designed and intended for use by all Tenants in the Building

ARTICLE 2 - Term

Section 2.01.     The term of this Lease (the "Term") shall begin on the Commencement Date. The Commencement Date shall be the earlier of the date:

(a)    of Tenant's occupancy of the Premises for the conduct of Tenant's business (i.e. not occupancy for construction purposes) (the "Commencement Date"); or
(b)    that is four months after the date on which Tenant is given possession of the Premises for the purposes of completing its own construction.

Unless sooner terminated, the Term shall end at midnight on the Expiration Date specified in the Basic Lease Information. The Commencement Date is sometimes herein referred to as the “Rent Commencement Date”.

Section 2.02     Provided Tenant performs all of Tenant's obligations under this Lease, including Tenant's covenant for the payment of Rental as defined below, Tenant shall, during the Term, peaceably and quietly enjoy the Premises without disturbance from Landlord; subject, however, to the terms of this Lease and any deeds of trust, restrictive covenants, easements, and other encumbrances to which this Lease now or may become subject and subordinate.

ARTICLE 3 - Delivery of the Premises to Tenant

Section 3.01     Before the Commencement Date, Landlord shall substantially complete the floor(s) or portions thereof on which the Premises are located and shall construct the Leasehold Improvements, if any, to be constructed or installed by Landlord pursuant to the provisions of Exhibit A and B hereto. If for any reason Landlord cannot deliver the Premises to Tenant by the Commencement Date, this Lease shall not be void or voidable, nor shall Landlord be liable for any loss or damage resulting there from, except that the Rental shall be waived for the period between the Commencement Date and the date when Landlord can deliver possession and Landlord shall extend the Term. Tenant may not enter or occupy the Premises until it is tendered by Landlord, unless Tenant's entry relates to construction work in the Premises. The Premises shall be deemed completed and possession delivered when the Premises is completed to accommodate Tenants use. The terms of Exhibit A and B hereto shall govern the construction and installation of all Leasehold Improvements. The term "Building Standard Leasehold Improvements" as used herein shall mean those Leasehold Improvements which conform to Building Standard. The term "Non-Building Standard Leasehold Improvements" as used herein shall mean all Leasehold Improvements which exceed or deviate from Building Standard. The terms "Building Standard" and "Non-Building Standard" as used herein shall have the meanings specified and or indicated in Exhibit B hereto.

ARTICLE 4 - Acceptance of the Premises and Building by Tenant

Taking possession of the Premises by Tenant shall be conclusive evidence that Tenant:

(a)    accepts the Premises as suitable for the purposes for which they are leased;
(b)    accepts the Building and every part and appurtenance thereof as being in a good and satisfactory condition, except for any hidden or latent defects; and
(c)    waives any defects in the Premises and its appurtenances, except for hidden or latent defects and the completion of those items, if any, on any punch list remaining on Exhibit A and B attached hereto.

Landlord shall not be liable, except for its sole negligence or willful misconduct, to Tenant or any of its agents, employees, licensees, or invitees for any injury or damage to person or property due to the condition or design of or any defect in the Building or its mechanical systems and equipment which may exist or occur, and Tenant, for itself and its agents, employees, licensees, and invitees, expressly assumes all risks of injury or damage to person or property, either proximate or remote, resulting from the condition of the Premises or the Building.

Once the Commencement Date is established the parties shall execute a Commencement Date Certification in the form attached hereto as Exhibit I, stipulating the Commencement Date and the Expiration Date of the Term or Renewal Term hereof.

ARTICLE 5 - Rental

Section 5.01     Tenant covenants and agrees to pay to Landlord as Rental for the Premises, in lawful money of the United States, 1/12 of the Annual Base Rental, payable monthly in advance, without set-off, notice or demand, on the first day of each calendar month. In the event rent is not received by Landlord from Tenant by the tenth (10th) day of each calendar month, Tenant shall pay a late charge for special handling equal to four percent (4%) of the Rental due. Rental shall be paid to Landlord, without deduction or offset, at the address of Landlord specified in the Basic Lease Information or such other place as Landlord may designate in writing. The first monthly installment of Rental shall be paid on the Commencement Date, except that if Commencement Date is a date other than the first day of a calendar month, then the monthly Rental for the first and last fractional months of the Term shall be appropriately prorated. The term "Rental" as used herein means the sum of Annual Base Rental, and all other sums due hereunder by Tenant to Landlord, whether or not expressly denominated as rent, and shall constitute Rental for the purposes of Section 502(b)(6) of the Bankruptcy Code (11 U.S.C. § 502(b)(6)) unless a lesser amount as permitted under said section is actually due to Landlord, which in that case the lesser amount shall constitute Rental owed to the Landlord. A service charge of ten percent (10%) of the amount of any checks returned stamped "NSF" will be due and payable, in addition to the overdue installments to cover Landlord's extra cost and expense in handling and processing. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment due under this Lease shall be deemed to be other than on account of the earliest Rental due hereunder, nor shall any endorsement or statement on any check or payment as Rental be deemed a waiver of a breach of the Lease Agreement or an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover possession of the Premise and/or the balance of such Rental or pursue any other remedy provided in this Lease or by law, unless otherwise waived in writing by Landlord. All rent in arrears shall bear interest at the Stipulated Rate of Interest of one and one half percent (1.5%) per month from the date on which the same became due until the date of payment thereof.

Section 5.02.     Upon the first anniversary of the Commencement Date of this Lease, and upon each and every anniversary date thereafter, the then current Annual Base Rental shall be increased by the Annual Base Rental Rate Increase (cumulative) as specified in the Basic Lease Information.

Section 5.03.      In the event that any law, decision, rule or regulation of any governmental body having jurisdiction shall have the effect of limiting for any period of time the amount of rent or other charges payable by Tenant, to any amount less than that otherwise provided pursuant to this lease, the following amounts shall nevertheless be payable by the Tenant:

(a)
Throughout such period of limitation, the Tenant shall remain liable for the maximum amount of rent and other charges which are legally payable (without regard to any limitation to the amount thereof expressed in this lease, except that all amounts payable by reason of this Section 5.03 shall not, in the aggregate, exceed the total of all amounts which would otherwise be payable by the Tenant pursuant to the terms of this lease for the period of the limitation);

(b)
At the termination of such period of limitation, the Tenant shall pay to the Landlord, on demand, but only to the extent legally collectable by the Landlord, any amounts which would have been due from the Tenant during the period of limitation, but which were not paid because of such limiting law, decision, rule or regulation; and

(c)
For the remaining period of the Term following the period of limitation, the Tenant shall pay the Landlord all amounts due for such portion of the Term in accordance with the provisions hereof calculated as though there had been no intervening period of limitation.

ARTICLE 6 - Operating Expenses (Not applicable)

Section 6.01     As used herein, “Operating Expense” means all expenses, costs, and disbursements of every kind which Landlord pays or incurs in connection with the ownership, operating (including, without limitation, the cost of utilities) and maintenance of the building, Parking Areas, and exterior areas contained within the boundaries described in Exhibit C upon which the Building is situated. All Operating Expenses shall be determined according to generally accepted accrual accounting principles (GAAP) which shall be consistently applied. Operating Expenses shall include, but are not limited to the following:

(a)
Wages, salaries and fees of all personnel or entities (exclusive of Landlord’s executive personnel) directly engaged in the operation, maintenance, repair or security of the Building, including taxes, insurance and benefits relating thereto, and a reasonable management fee payable to the property manager for management services rendered of 3% of Rent. As to personnel not involved exclusively with the administration and operation of the Building, only those portions of such expenses reasonably allocable to the Building shall be included.

(b)	All supplies and material used in the operation and maintenance of the Building, except for special lighting, relamping and ballasts within any Tenant Space.

(c)
Expenses of all maintenance, janitorial services, trash removal, security, life safety, and service agreements for the Building, and the equipment therein, including, without limitation, alarm service, pest control, interior/exterior window cleaning, elevator operation and maintenance, landscaping, lawn maintenance, parking facility maintenance, snow removal, roadway and utility maintenance and cleaning, etc.

(d)
Expenses of all insurance relating in the Building for which Landlord is responsible hereunder, or which Landlord considers reasonably necessary for the operation of the Building, including, without limitation, the cost of property, casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith, and the cost of business interruption of rental insurance.

(e)
All taxes, assessments, and other governmental charges, now or hereafter applicable to the Building, or any portion thereof or to Landlord’s personal property used in connection therewith, and dues (including those levied by an Association managing all common areas and easements) attributable to the Building or its operation, exclusive of any inheritance, gift, franchise, income, corporate, or profit taxes which may be assessed again Landlord.

(f)
The cost of repairs and general maintenance to the Building, including periodic preventative maintenance of the plumbing and electrical systems and heating, ventilating and cooling systems (excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or other third parties and alterations attributable solely to other Tenants of the Building).

(g)	Landlord’s Costs related to fees paid to individuals or companies engaged in rendering legal, accounting or technical services including efforts to reduce Building Real Estate Tax expenses.

(h)
All utility costs to Landlord of the Building (exclusive, however, of such special utility services as are provided in Section 8.02 hereof), including, without limitation, water, power, fuel, heating, lighting, air conditioning and ventilation.

(i)
Costs of licenses, permits and similar fees and charges related to the operation, maintenance, repair, replacement or registration of the Building, other than any of the foregoing related to Leasehold Improvements.

(j)
Without limiting any of the foregoing, such other expenses or charges, which, in accordance with sound accounting and management principles general accepted with respect to a first-class building or corporate park, would be construed as an Operating Expense.

Section 6.02.    Tenant shall be liable for all taxes levied or assessed against personal property, furniture, fixtures, or Tenant furnishings placed by Tenant in the Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord’s property, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder, provided that Tenant shall have the right to contest such taxes if Tenant shall have furnished Landlord with security sufficient in Landlord’s reasonable determination.

ARTICLE 7 - Services by Landlord; Representations of Landlord

Section 7.01.     While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall, at its expense, but subject to the provisions of Articles 6 and 8 hereof, furnish the Premises with:

(a)    passenger elevator service (where applicable) in common with other Tenants for access to and from the Premises at all times;

(b)	utility services provided for in Article 8 below.

(c)
janitorial cleaning services will be provided 5 nights a week to Tenants as is customary in comparable office buildings in the greater Harrisburg area: unless stated otherwise in the Basic Lease Information

(d)	Landlord will clean and maintain all exterior and interior common areas, including hallways and stairwells, on a regularly scheduled basis unless stated otherwise in the Basic Lease Information.

Section 7.02.      The following representations and warranties of Landlord are and shall be true and correct as of the date of execution of this Lease by Landlord:

(a)    Authorization. This Lease has been duly authorized, executed and delivered by

Landlord and is the legal, valid, and binding obligation of Landlord enforceable against Landlord in accordance with its terms.
(b)    Title. Landlord is the legal owner of the Property.
(c)    Compliance with Laws. To Landlord’s knowledge, the Landlord has not received any written notice from any party alleging that the Property is in violation, of any applicable federal, state or local law, statute, ordinance, code, rule or regulation.
(d)    Zoning. To Landlord’s actual knowledge, there are no zoning restrictions or regulations that would prohibit Tenant’s intended use of the Premises.
(e)    Condemnation. To Landlord’s actual knowledge, neither the Property nor any portion thereof is the subject of any pending or threatened condemnation or similar proceeding, and Landlord has not received any written notice from any party of any condemnation or similar proceeding affecting the Property or any portion thereof.

Section 7.03    The Landlord shall be deemed to have observed and performed the terms and conditions to be performed by the Landlord under this Lease, including those relating to the provision of utilities and services, if in so doing it acts in accordance with a directive, policy or request of a governmental or quasi-governmental authority serving the public interest in the fields of energy, conservation, security or other area of public interest.

ARTICLE 8 - Utilities

Section 8.01     While Tenant is occupying the Premises and is not in default under this Lease, Landlord shall furnish Tenant with the following utility services:

(a)    potable water
(b)    heating, ventilating, and/or air conditioning in season on business days from 7:00
a.m. to 6:00 p.m.
(c)    electric lighting for public areas and special Services Areas of the Building all of which services shall be provided to Tenant by Landlord and paid for by
Landlord (unless indicated otherwise in the Basic Lease Information). If Tenant requires air conditioning or heating outside the hours and days specified above,
Landlord shall furnish it only at Tenant's request, and Tenant will bear the entire charge which will be an amount equal to the rate charged to Landlord, at that time, plus a reasonable fee to cover Landlord's overhead costs, with a two-hour minimum. Whenever machines or equipment that generate abnormal heat are used in the Premises by Tenant which affect the temperature or humidity otherwise maintained by the central air conditioning system, Landlord will have the right to install supplemental air conditioning units in the Premises, and the full total cost thereof, will be paid by Tenant to Landlord on demand. Notwithstanding anything in this Lease to the contrary, Tenant shall be responsible for the cost of special lighting relamping and ballasts within the Premises after initial installation of such items.

Section 8.02.      While Tenant is occupying the Premises and is not in default under this Lease, Landlord will furnish sufficient power for lighting, personal computers, and other normal office machines of similar low electrical consumption, all of which power shall be paid for by Landlord. Tenant agrees that Landlord's aforesaid obligation does not include the provision of power for:

(a)    special mainframe type computers and/or electronic data processing equipment that would require separate and/or 24/7 air conditioning,
(b)    special lighting which has electrical consumption in excess of the Building Standard lighting, or
(c)    any item that consumes more than 0.5 kilowatts at rated capacity or requires a voltage other than 120 volt single phase and such consumption by Tenant shall be deemed excessive usage for which Tenant shall pay Landlord upon receipt of an invoice for the cost to Landlord of such usage. Notwithstanding the aforementioned, Tenant acknowledges that the Building electrical feeders have normal design limitations, such that

(1)	in no event shall lighting have a design load greater than an average of 2.00 watts per Usable square foot, and

(2)
collectively, Tenant's equipment and lighting shall not have an electrical design load greater than an average of 3.75 watts per Usable square foot. Upon the existence of Tenant's excess electrical requirements, Landlord may, at its option, upon not less than 30 days prior written notice to Tenant, discontinue electric services to the Premises until Tenant reduces its power consumption to the permissible limits. Landlord will not be liable in any way to Tenant for failure or defect in the supply or character of electric energy or any other utility service furnished to the Premises because of any requirement, act, or omission of the public utility servicing the Building. All installations of electrical fixtures, appliances, and equipment within the Premises shall be subject to Landlord's prior approval. Landlord's obligation to furnish utility services shall be subject to the rules and regulations of any municipal or other governmental authority regulating the business of providing utility services. When Tenant's use of the Premises consumes power in excess of the Building Standard lighting and for normal office machines of similar low consumption, then the usage of such additional consumption shall be determined, at Landlord's election, either

(d)	by a survey performed by a reputable consultant selected by Landlord (and paid for by Tenant when such additional consumption is proven), or
(e)    by separate meter in the Premises to be installed, maintained and read by Landlord at Tenant's sole expense.

Section 8.03.    Failure to furnish, or any stoppage of, the services provided for in Article 7 above and in this Article 8 resulting from any cause, except for Landlord’s sole negligence or willful misconduct, will not make Landlord liable in any respect for damages to either person, property, or business, nor be construed as an eviction of Tenant, nor entitle Tenant to any abatement of Rental, nor relieve Tenant from its obligations under this Lease. Landlord will, with reasonable diligence, repair any malfunction of the Building Improvements or facilities, but Tenant will have no claim for rebate, abatement of Rental, or damages because of any malfunctions or interruptions in service.

ARTICLE 9 - Use

The Premises shall be used for general office purposes and related uses, and for no other purpose and Tenant agrees to use and maintain the Premises in a clean, careful, safe, lawful, and proper manner~~.~~ The Tenant shall not commit or suffer to be committed any waste upon the Premise or do or suffer any act or thing which may disturb the quiet enjoyment of any occupant of the Building in which the Premise are contained, or which may result in a nuisance.
ARTICLE 10 - Laws, Ordinances and Requirements of Public Authorities

Tenant shall, at its sole expense,

(a)    comply with all laws, orders, ordinances, and regulations of federal, state, county, and municipal authorities having jurisdiction over the Premises,
(b)    comply with any direction made pursuant to law of any public officer or officers requiring abatement of any nuisance, or imposing any obligation, order, or duty upon Landlord or Tenant arising from Tenant's use of the Premises or from conditions which have been created by or at the insistence of Tenant or required by reason of a breach of any of Tenant's obligations hereunder, and
(c)    indemnify Landlord and hold Landlord harmless from any loss, cost, claim, or expense which Landlord may incur or suffer by reason of Tenant's failure to comply with its obligations under clauses (a) or (b) above. If Tenant receives written notice of violation of any such law, order, ordinance, or regulation, it shall promptly notify Landlord thereof.

ARTICLE 11 - Observance of Rules and Regulations

Tenant and its employees, agents, visitors, and licensees shall observe faithfully and comply strictly with all Rules and Regulations attached to this Lease (Exhibit F). Landlord shall at all times have the right to make reasonable changes in and additions to such Rules and Regulation upon prior written notice to Tenant of such changes. Any failure by Landlord to enforce any of the Rules and Regulations now or hereafter in effect, either against Tenant or any other Tenant in the Building, shall not constitute a waiver of any such Rules and Regulations. Landlord shall not be liable to Tenant for the failure or refusal by any other Tenant, guest, invitee, visitor, or occupant of the Building to comply with any of the Rules and Regulations, but Landlord shall, after receipt of notice, take reasonable action to assure compliance.

ARTICLE 12 - Alterations

Section 12.01     Tenant may not, at any time during the Term, without Landlord's prior written consent make any alterations to the Premises. All alterations shall be made at Tenant's expense, either by Tenant's contractors which have been approved in writing by Landlord, which approval shall not be unreasonably withheld. This provision does not include work to be performed by Landlord at the commencement of the Lease as provided in the Basic Lease Information.

Section 12.02     All Leasehold Improvements (whether Building Standard or Tenant Improvements), alterations, and other physical additions made or installed by or for Tenant in or to the Premises shall be and remain Landlord's property, except Tenant’s furniture, furnishings, personal property, and moveable trade fixtures, and shall not be removed without Landlord's written consent.

ARTICLE 13 -Liens

Tenant shall keep the Premises, the Building, and the property on which the Building is located, free from any liens arising from any work performed, materials furnished, or obligations incurred by or at the request of Tenant. Nothing contained in this Lease shall be construed as Landlord's consent to any performance of labor or furnishing of any materials for any specific improvements, alteration, or repair of, or to, the Premises, that would result in any liens against the Premises or liability of the Landlord. If, based upon acts of Tenant, any lien is filed against the Premises, the Building, the Property on which the Building is located, or Tenant's Leasehold interests therein, Tenant shall discharge same within 20 days after its filing. If Tenant fails to discharge such lien within such period, then, in addition to any other right or remedy of Landlord, Landlord may, at its election, discharge the lien by either paying the amount claimed to be due, obtaining the discharge by deposit with a court or a title company, or by bonding. Tenant shall pay on demand any amount paid by Landlord for reasonable attorneys' fees and other legal expenses of Landlord incurred in defending any such action or in obtaining the discharge of such lien, together with all necessary disbursements in connection therewith, plus a sufficient amount to cover any penalties, interest, attorneys' fees, court costs, and other legal expenses resulting from such contest. This bond shall name Landlord and such other parties as Landlord may direct as beneficiaries thereunder.

ARTICLE 14 - Ordinary Repairs

Section 14.01     Landlord agrees to maintain the exterior and structural portions of the Premises, the Building, Common Areas and the Property, to make all capital improvements and repairs, alterations, or replacements to the Common Areas, the Building and the Property, so that the Common Areas, Building, and the Property is maintained in good condition and repair consistent with other similarly situated buildings. The exterior and structural portions of the Premises, the Common Areas, the Building and the Property, which Landlord is required to maintain, includes but is not limited to, the foundations, floors (excluding floor coverings), non-acoustical ceilings, roofs (watertight), structure, exterior walls and doors, structural columns and all structural beams of the Property, the Building and the Premises, the pipelines and all other equipment and fixtures employed in delivering water, electricity and other utilities to the Building, and major renovations, repairs, replacements or overhauls to the heating system, air conditioning, and ventilation system, and the fixtures and equipment servicing those systems located within the Premises or Building excluding repairs caused by Tenant or Tenant’s invitees.

Section 14.02      Tenant shall, at all times during the Term hereof and at Tenant’s sole cost and expense, keep the Premises and every part thereof in good condition, ordinary wear and tear, fire and other casualty excepted. Tenant shall promptly notify the Landlord of any defect or deficiency in, malfunction of, or damage to, the Premise or any equipment, service or utility therein of which the Tenant becomes aware at any time during the Term. The Tenant covenants that: (i) Tenant shall maintain and repair the portions of the Premises initially installed by Tenant (“Tenant’s Improvements”); (ii) Landlord may enter and view the state of repair; (iii) Tenant shall repair Tenant’s Improvements according to notice in writing; and (iv) Tenant will leave the Premises in good repair. Subject to Article 20, section 20.02 and Exhibit G – Move-in/Move-out standards herein, Tenant shall, at the end of the term hereof, surrender the Premises, as repaired, to Landlord in the same condition as when received, ordinary wear and tear, and Tenant’s trade fixtures and personal property excepted. If Tenant fails to make such repairs promptly, Landlord may, at its option, make such repairs, and Tenant shall pay Landlord on demand Landlord’s actual costs in making repairs plus a fee of five percent (5%) to cover Landlord’s overhead.

Section 14.03    The Landlord and its servants, employees, agents and contractors shall be entitled at all reasonable times which, except in the case of emergency, shall be during the hours when the Premise are open for business to enter upon the Premise for the purpose of making any repair in this Lease required or permitted to be made by the Landlord, for the purpose of making any repair which the Tenant fails to make according to notice in writing.

Section 14.04    The Landlord shall have the right to use, install, maintain and repair pipes, wires, ducts and other installations in, under or through the walls, ceilings and floors of the Premise for or in connection with the supply of any services or utilities to the Premise or to any part of the Building in which the Premise are contained or of the Building and the right to do such work in the Premise as the Landlord may deem necessary to preserve or protect the Premise or the Building in which the Premise are contained or the Building and for such purposes shall be entitled to enter or authorize any other person to enter the Premise.

Section 14.05    In order to make any repairs, alterations, improvements or additions in or relating to the Premise or to any part of the Building in which the Premise are contained, the Landlord may interrupt or suspend the supply to the Premise of any services or utilities where necessary until such repairs, alterations, improvements or additions shall have been completed. Notwithstanding anything to the contrary contained in this Section 14.05, Landlord and Tenant will cooperate in advance to formulate a plan whenever services or supplies are interrupted in a non-emergent circumstances so that the interruption has the least possible impact on Tenant’s business operations in the Building.

Section 14.06    The Landlord and its servants, employees, agents and contractors in entering the Premise or in making any repair to the Premise or in doing any work in the Premise shall not unreasonably or unnecessarily interfere with or disturb the conduct of business of the Tenant or its licensees, concessionaires or sub-lessees and the Landlord shall indemnify the Tenant and its licensees, concessionaires or sub-lessees for all losses and damages to the Premise and to fixtures and personal property (but not for the loss of business or goodwill) sustained by reason of such entry, the making of such repair and doing such work and which would have been avoidable by the use of reasonable care and diligence.

Section 14.07    If the Tenant shall not be personally present to open and permit an entry into the Premise at any time when for any reason an entry therein shall be necessary or permissible, the Landlord or the Landlord’s agent may enter the same by a master key, or may forcibly enter the same, without rendering the Landlord or such agents liable therefore, and without in any manner affecting the covenants, obligations and agreements of the Tenant under this Lease.

ARTICLE 15 – Insurance
Section 15.01    Tenant Insurance Coverages. Tenant shall, during the Lease Term, at its sole expense, maintain the following insurance:

a.
Tenant Liability Insurance. During the Lease Term, Tenant agrees to carry General and/or Excess Liability Insurance covering claims for third party bodily injury, death and property damage resulting from Tenant's use the Leased Premises, including contractual liability necessary to cover Tenant's obligations. Such Liability Insurance shall provide a minimum per occurrence and annual aggregate limit of $2,000,000 for all operations. Landlord, Property Manager and ground lessor of Landlord, if any shall be named as an additional insured on Tenant's General and/or Excess Liability Insurance to the extent of Tenant's liability and obligations under this Lease. Prior to the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate of insurance evidencing such coverage.

b.
Fire and Special Extended Coverage (“All Risks” Coverage). During the Lease Term, Tenant agrees to carry "All Risk" insurance covering the perils of fire, vandalism and malicious mischief, extended perils and sprinkler leakage, insuring Landlord’s build out improvements (i.e., Non-Standard Building Improvements) and personal property of Tenant located on or within the Leased Premises, on a full replacement cost basis. Prior to the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate of insurance evidencing such coverage.

c.
Relocation Insurance.    Tenant shall also secure relocation insurance to pay the cost to relocate the Tenant and pay Tenant's rent to a third party for at least one hundred eighty (180) days during any period the Leased Premises may be damaged due to fire or other casualty or period. Prior to the Commencement Date of this Lease, Tenant shall furnish Landlord with a certificate evidencing such coverage.

d.
Worker’s Compensation. Tenant shall obtain and continuously maintain in full force and effect Worker’s Compensation and employer’s liability insurance with statutory benefits, voluntary compensation coverage, and employer’s liability limits of $100,000.00 for each accident as required by law.

e.
Any other form or forms of insurance as Tenant or Landlord or the mortgagees of Landlord may reasonably require from time to time in form, in amounts, and for insurance risks against which a prudent Tenant of a comparable size and in a comparable business would protect itself upon written notice to Tenant and provided that Tenant shall not be in default if Tenant is unable after good faith attempts to secure such insurance.

f.
Compliance. If Tenant shall not comply with its covenants made in this Article and such failure continues for ten (10) days after written notice from Landlord to Tenant, Landlord may cause insurance as aforesaid to be issued, in such event Tenant agrees to pay as Additional Rent, the premium for such insurance upon Landlord's demand.

g.	Prohibited Materials. Tenant shall not keep in the Leased Premises any article which may be prohibited by any reasonable insurance policy periodically in force covering the Building.
If Tenant's specific use of the Leased Premises (as opposed to occupancy and use in general) results in any increase in premiums for the insurance carried by Landlord, Tenant shall pay any such increase in premiums as Additional Rent within 10 days after being billed therefore. Tenant shall promptly comply with all reasonable requirements of the insurance authority or any present or future insurer relating to the Leased Premises and the Building.

h.
Landlord Named as Additional Insured. All insurance secured by Tenant will name Landlord, Property Manager and ground lessor of Landlord (if any) as an additional insured, as its interest appears. Tenant shall deliver a certificate of such insurance to Landlord not later than five (5) days prior to the date that Tenant takes possession of any part of the Premises. All insurance required to be provided by Tenant under this Lease will (a) be issued by an insurance company or companies authorized to do business in the state in which the Leased Premises are located and which has and maintained a rating of A- or better in the Best’s Insurance Reports or the equivalent; (b) be primary and noncontributing with any insurance carried by Landlord; and (c) contain an endorsement requiring at least thirty (30) days prior written notice of cancellation to Landlord before cancellation, reduction or change in coverage, scope, or limit of any policy. Tenant will deliver a certificate of insurance to Landlord within thirty (30) days of execution of this Lease and will provide evidence of renewed insurance coverage at the request of Landlord, and prior to the expiration of any current policies (unless Tenant’s policies automatically renew, in which case renewal certificates will be provided as soon as available); however, in no event will Tenant be allowed to occupy the Leased Premises before providing adequate and acceptable proof of insurance as stated above.

i.
Blanket Policies of Insurance.    Tenant shall have the right to satisfy its insurance obligations hereunder by extending its blanket policies of insurance (applicable to Tenant’s other locations) to include the Leased Premises, and Landlord hereby approves the same. Any insurance maintained by Tenant may have deductibles in the amounts generally maintained by Tenant with respect to a majority of its locations and Tenant may, at its election, self-insure for plate glass and Tenant’s personal property.

Section 15.02    Landlord Insurance Coverage.

a.
Fire and Special Extended Coverage (“All Risks” Coverage).    During the Lease Term, Landlord shall insure the Building against damage by All Risk, Fire and Standard Extended Coverage perils in an amount equal to the full replacement cost thereof. Landlord may, but shall not be obligated to, take out and carry any other form or forms of insurance as it or Landlord's mortgagees may reasonably determine appropriate. Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord with respect to any Landlord build outs or improvements (i.e., Non-Building Standard Improvements) or on Tenant's furniture or furnishings, and Landlord shall not be obligated to repair or replace same. Landlord shall furnish Tenant with a certificate of insurance evidencing such coverage.

b.
Landlord Liability Insurance. Landlord, at all times during the Lease Term, shall maintain comprehensive Commercial General Liability insurance on an occurrence basis covering Landlord and any superior mortgagee against claims for bodily injury or death or property damage occurring in, upon, or about or resulting from the Leased Premises, including all common areas such as streets, drives, sidewalks, curbs or passageways, in an amount no less than $1,000,000 per occurrence and $2,000,000 in the aggregate, which may be based on a combination of primary coverage plus umbrella coverage. Landlord may, in a reasonable manner, allocate insurance premiums for so called "blanket" insurance policies which insure other properties as well as the Property and said allocated amount shall be deemed to be an insurance premium.

c.
Notwithstanding any contribution by Tenant to the cost of insurance premiums, as provided herein, Tenant acknowledges that it has no right to receive any proceeds from any insurance policies carried by Landlord. Landlord will not be required to carry insurance of any kind on any Non-Building Standard Leasehold Improvements, on Tenant's furniture or furnishings, or on any of Tenant's fixtures, equipment, improvements, or appurtenances under this Lease; and Landlord shall not be obligated to repair or replace same.

Section 15.03    Waiver of Subrogation. All provisions of this Lease to the contrary notwithstanding, Landlord and Tenant each hereby releases the other from liability for damage or destruction to the Building containing the Leased Premises, the Leased Premises improvements located on the Property, the Landlord’s and Tenant’s personal property located in the Building, and the rental value of the Building and Leased Premises, whether or not caused by acts or omissions of the other party; provided, however, such release shall only be in force and effect in respect of damage or destruction insurable under “All Risk” policies of fire insurance with extended coverage (whether or not such coverage is in effect). Each party shall cause its fire insurance policies to contain a provision whereby the insurer either waives any right of subrogation against the other party or agrees that such a release shall not invalidate the insurance, whichever is obtainable. Each party hereto releases the other party with respect to any claim (including a claim for negligence) which it might otherwise have against the other party for loss, damages, or destruction with respect to its property by fire or other casualty (including rental value or business interest, as the case may be) occurring during the term of this Lease and to the extent to which it is not prohibited under a policy or policies containing a waiver of subrogation or permission to release liability or naming the other party as an additional insured as provided above. The waiver of subrogation or permission for release referred to herein shall extend to the agents of each party and its and their employees and shall be co-extensive therewith, and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Leased Premises in accordance with the terms of this Lease. If such waiver is not obtainable for any reason, then there shall be no release of the other party.

Section 15.04    Tenant's Use of Property Jeopardizing Landlord's Insurance Coverage.
If any of Landlord's insurance policies shall be cancelled or cancellation shall be threatened or the coverage hereunder reduced or threatened to be reduced, or if the premiums on any of Landlord's insurance policies are increased or threatened to be increased, in any way because of Tenant's specific use of the Leased Premises (as opposed to occupancy in general) and, if Tenant fails to remedy the cause thereof within 48 hours after written notice, Landlord may, at its option, either terminate this Lease or enter upon the Leased Premises and attempt to remedy such condition, and Tenant shall promptly pay the reasonable cost thereof to Landlord as Additional Rent. Landlord shall not be liable for any damage or injury caused to any property of Tenant or of others located on the Leased Premises resulting from such entry.

Section 15.05     Cross Liability Coverage. All liability policies required under this Article 15 shall provide cross liability coverage with respect to the Landlord and the Tenant.

Section 15.06 Self-Insurance.     Notwithstanding any other provisions of this Lease, Tenant shall be permitted to satisfy any obligation to provide or maintain insurance coverage under a blanket umbrella policy or by a program of self-insurance with a minimum rating of A+ or better.

ARTICLE 16 - Damage by Fire or Other Cause

Section 16.01     Subject to Sections 16.02 and 16.03 hereof, if the Building is damaged by fire or other casualty so as to affect the Premises, Tenant shall immediately notify Landlord, who shall, but only if the proceeds from Landlord’s insurance available to Landlord (i) are free from collection by Landlord’s mortgagee and (ii) are sufficient, have the damage repaired, including any damages to the Leasehold Improvements, with reasonable speed at the expense of Landlord, subject to delays which may arise by reason of adjustment of loss under insurance policies and to other delays beyond Landlord's reasonable control. Provided such damage was not the result of the negligence or willful misconduct of Tenant, or Tenant's employees or invitees, an abatement in the Rental hereunder shall be allowed as to that portion of the Premises rendered untenantable by such damage until such time as Landlord determines that such damaged portion of the Premises has been made tenantable for Tenant's use.

Section 16.02     If the Premises are damaged or destroyed by any cause whatsoever, and if, in the Landlord’s reasonable opinion the Premises cannot be rebuilt or made fit for Tenant's purposes within 180 days of the damage or destruction, or if the proceeds from insurance remaining after payment of any such proceeds to Landlord’s mortgagee are insufficient to repair or restore the damage by destruction, Landlord may, at its respective option, terminate this Lease by giving the Tenant, within 30 days after such damage or destruction, notice of termination, and thereupon Rental and any other payments for which Tenant is liable under this Lease shall be apportioned and paid to the date of such damage, and Tenant shall immediately vacate the Premises, provided, however, that those provisions of this Lease which are designated to cover matters of termination and the period thereafter shall survive the termination hereof.

Section 16.03 If either

(a)    the Building is damaged or destroyed to the extent that, in Landlord's reasonable opinion it would not be economically feasible to repair or restore such damage or destruction, or
(b)    in Landlord's reasonable judgment, the damage or destruction to the Building cannot be repaired or restored within 180 days after such damage or destruction,

Landlord may, at its respective option, terminate this Lease by giving the Tenant, within 60 days after such damage, notice of such termination, thereby requiring Tenant to vacate the Premises 30 days after delivery of the notice of termination, and thereupon Rental and any other payments shall be apportioned and paid to the date on which possession is relinquished and Tenant shall immediately vacate the Premises according to such notice of termination, provided, however, that those provisions of this Lease which are designed to cover matters of termination and the period thereafter shall survive the termination hereof.

Section 16.04     No damages shall be payable by Landlord for inconvenience, loss of business, or annoyance arising from any repair or restoration of any portion of the Premises, or the Building unless caused by the sole negligence of Landlord or Landlord’s employees, agents, representatives or contractors. Landlord shall use its best efforts to have such repairs made promptly so as not to unnecessarily interfere with Tenant's occupancy and use of the Premises, the Building and the Property.

Section 16.05     The provisions of this Article shall be considered an express agreement governing any case of damage or destruction of the Building, the Building Standard Leasehold Improvements, the Tenant’s Improvements, the alterations, or the Premises by fire or other casualty.

ARTICLE 17 - Condemnation

If the Premises shall be taken or condemned, in whole or in part, for any public purpose to such an extent as to render said Premises untenantable, this Lease shall, automatically terminate on the date on which the condemning authority takes possession of the Premise, forthwith terminate. All proceeds from any taking or condemnation shall belong to and be paid to Landlord, except to the extent of any proceeds awarded to Tenant on account of moving and relocation expenses and depreciation to and removal of Tenant's physical property.

ARTICLE 18 - Assignment and Subletting

Section 18.01     If Tenant should desire to assign this Lease or sublet the Premises (or any part thereof), Tenant shall give Landlord written notice at least 60 days in advance thereof. Landlord shall then have a period of 30 days following receipt of such notice within which to notify Tenant in writing that Landlord elects either:

(a)    to terminate this Lease as to the space so affected by Tenant in its notice, in which event Tenant, subject to the provisions of this Lease which expressly survive the termination hereof, shall be relieved of all further obligations hereunder as to such space;
(b)    to permit Tenant to assign or sublet such space, subject, however, to the subsequent written approval of the proposed assignee or subtenant by Landlord, and provided that if the Rental rate agreed upon between Tenant and its proposed subtenant is greater than the Rental rate that Tenant must pay Landlord hereunder, then 100% of such excess Rental shall be considered additional Rental owed by Tenant to Landlord, and shall be paid by Tenant to Landlord in the same manner that Tenant pays Annual Base Rental; or
(c)    to refuse to consent to Tenant's assignment or subleasing of such space, provided such refusal notwithstanding anything contained in legislation, law or statute, as the same may be amended from time to time, the Landlord, shall not be deemed to be unreasonable in withholding its consent and may arbitrarily withhold its consent until and unless the proposed assignee or sub-lessee shall have agreed in writing with Landlord to assume and perform each of the covenants, obligations, and agreements of the Tenant in this Lease including, without limitation, the provision of the entry of judgment by confession for monetary damages and possession as set forth in Section 24.02.

No assignment or subletting by Tenant shall relieve Tenant of Tenant’s obligations under this Lease. Any attempted assignment or sublease by Tenant in violation of the terms and provisions of this Section 18.01 shall be void. In no event shall Tenant solicit assignees or sub lessees in other Buildings owned by Landlord, or at less than a fair market rate.

In the event of an assignment of this Lease, the assignee, for purposes of this Agreement, be deemed to have adopted the warrants of attorney and confession of judgment, set forth in Section 24.02 as if the assignee has executed the same.

Section 18.02     Landlord may sell, transfer, assign, and convey all or any part of the Building and any and all of its rights under this Lease, provided Landlord's successor in interest assumes Landlord's obligations hereunder, and in the event Landlord assigns its rights under this Lease, Landlord shall be released from any further obligations hereunder, and Tenant agrees to look solely to Landlord's successor in interest for performance of such obligations.

ARTICLE 19 - Indemnification

Tenant waives all claims against Landlord for damage to any property or injury to, or death of, any person in, upon, or about the Property, Building, or the Premises arising at any time and from any and all causes whatsoever other than by reason of the sole negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors, and Tenant agrees that it will defend, indemnify, save, and hold harmless, Landlord from and against all claims, demands, actions, damages, loss, cost, liabilities, expenses, and judgments suffered by, recovered from, or asserted against Landlord on account of any damage to any property or injury to, or death of, any person arising from the use of the Property, Building or the Premises by Tenant or its employees or invitees, except such as is caused by the sole negligence or willful misconduct of Landlord, its agents, employees, representatives, or contractors. Tenant's foregoing indemnity obligation shall include reasonable attorneys' fees and all other reasonable costs and expenses incurred by Landlord. If Landlord is made a party to any litigation commenced by or against Tenant or relating to this Lease or to the Premises, and provided that in any such litigation, Landlord is not finally adjudicated to be at fault, then Tenant shall pay all costs and expenses, including attorneys' fees and court costs, incurred by or imposed upon Landlord because of any such litigation, and the amount of all such costs and expenses, including attorneys' fees and court costs, shall be a demand obligation owing by Tenant to Landlord, and shall be considered as additional Rental.

Except to the extent provided in this Lease, the Landlord shall not be liable or responsible in any way for any loss, damage or injury of any nature whatever that may be suffered or sustained to any persons or property, and in particular, without limiting the generality of the foregoing, the Landlord shall not be liable for any loss, damage or injury of any nature whatever to any person or property:

(a)	Resulting from any defect in the Premise or in the Building; or

(b)
Resulting from the condition or arrangement or from the interruption or breakdown of any heating, ventilating, air-conditioning, sprinkler, mechanical or electrical equipment or machinery or of any water, gas, sewage, electrical power or other utility in the Premise, or in the Building in which the Premise are contained or in the Building; or

(c)	By reason of the failure to supply adequate drainage, snow or ice removal; or

(d)	By reason of steam, smoke, water, rain, snow or other substances leaking, issuing, flowing or escaping into any part of the Premise; or

(e)
Resulting from anything done or omitted to be done by the Landlord, its servants, employees, agents, contractors, officers, customers, invitees or licensees, by other occupants of the Building, by persons in the Premise or in the Building, by occupants of adjacent property or by the public.

The Tenant shall not be entitled to any abatement of rent in respect of any such loss, damage or injury, condition, failure or interruption of service, nor shall the same constitute an eviction.

Except as otherwise set forth below, Tenant, for itself and for its respective insurers, if any, does hereby agree that all personal property in the Leased Premises shall be at the risk of the Tenant only, and Landlord shall not be or become liable for any damage to personal property of Tenant or others in the Leased Premises, nor for loss of or damage to any property of Tenant or others due to theft, or to Tenant or from any other cause or in any other manner whatsoever unless such theft is as the result of the acts of Landlord’s agents. Landlord shall not be liable for any damage caused by other tenants of the Landlord’s Property, occupants of adjacent property, or by the public, or caused by operations in construction of any private, public, or quasi public work. All property of the Tenant kept or stored on the Leased Premises shall be kept or stored at the risk of Tenant only, and Tenant shall hold Landlord harmless and indemnify Landlord from any claims, liabilities, or costs (including reasonable attorneys’ fees) arising out of damage to the property of Tenant or a customer of Tenant on the Property, or any other claims arising out of or resulting from Tenant’s rights under this Lease or presence on the Property, including subrogation claims by Tenant’s insurance carrier.
The provisions of this Article 19 shall survive the termination of this Lease with respect to any damage, injury, or death occurring before such termination.

ARTICLE 20 - Surrender of the Premises/Holdover

Section 20.01     Upon the expiration or other termination of this Lease for any cause whatsoever, Tenant shall peacefully vacate the Premises in as good order and condition as the same were at the beginning of the Term or may thereafter have been improved by Landlord or Tenant, subject only to reasonable use and wear and tear and casualty thereof.

Section 20.02     Landlord must approve in writing Tenant’s removal of any Non-Standard Building Improvements, alterations, and physical additions installed in the Premises upon termination of this Lease. In the event Landlord so elects, and Tenant fails to remove the aforementioned items, Landlord may remove and store, liquidate and/or dispose of at Tenant's cost, and Tenant shall pay Landlord on demand, the cost of restoring the Premises to Building Standard, ordinary wear and tear excepted. Tenant agrees to remove, at Tenant's expense, all of its furniture, furnishings, personal property, and moveable trade fixtures by the

Expiration Date, and shall promptly reimburse Landlord for the cost of repairing all damage done to the Premises or the Building by such removal.

Section 20.03     Should Tenant continue to hold the Premises after the termination of this Lease, whether the termination occurs by lapse of time or otherwise, such holding over shall, unless otherwise agreed to by Landlord in writing, constitute and be construed as a tenancy at will at a monthly Rental equal to 150% of the monthly Rental Rate for the Premises as of the date of termination, and subject to all of the other terms set forth herein except any right to renew or expand this Lease. Tenant shall be liable to Landlord for all damage which Landlord suffers because of any holding over by Tenant, and Tenant shall indemnify Landlord against all claims made by any other Tenant or prospective Tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises to such other Tenant or prospective Tenant.

ARTICLE 21 - Estoppel Certificates

Tenant agrees to furnish, when requested by Landlord or the holder of any deeds of trust covering the Building, the Land, or any interest of Landlord therein, a certificate signed by Tenant certifying to such parties as Landlord may designate, to the extent such matters are true, with respect to the terms and status of this Lease and the Premises, stating that Tenant, as of the date of such certificate, has no charge, lien, or claim of offset under this Lease or otherwise against Rentals or other charges due or to become due hereunder; and such other matters as may be requested by Landlord or the holder of any such deeds of trust. To the extent any such statements requested are not true, Tenant shall explain such facts in writing. Landlord agrees periodically to furnish, when reasonably requested in writing by Tenant, certificates signed by Landlord containing substantially the same information as described above.

ARTICLE 22 - Subordination

Section 22.01    This Lease is subject and subordinate to any deeds of trust, mortgages, or other security instruments, and any other supplements or amendments thereto, which presently or may in the future cover the Building and the Land or any interest of Landlord therein, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such deeds of trust, mortgages, or security instruments. Landlord agrees to use his best efforts to obtain for Tenant a "non-disturbance" agreement from the holder or beneficiary of any deeds of trust, mortgages or other security instruments that in the future may cover the Building and the Land or any interest of Landlord therein. This provision is declared by Landlord and Tenant to be self-operative and no further instrument shall be required to effect such subordination of this Lease. Tenant shall, however, upon demand, execute, acknowledge, and deliver to Landlord any further instruments and certificates evidencing such subordination as Landlord may require. This Lease is further subject and subordinate to utility easements and agreements, covenants, restrictions, and other encumbrances which do not materially adversely effect Tenant's intended use of the Premises, both existing and future.

Section 22.02     Notwithstanding the generality of the foregoing provisions of Section 22.01 hereof, any such mortgagee shall have the right at any time to subordinate any such ground or primary Leases, deeds of trust, mortgages, or other security instruments to this Lease on such terms and subject to such conditions as such mortgagee or ground or primary lessor may consider appropriate in its discretion. At any time, before or after the institution of any proceedings for the foreclosure of any such deeds of trust, mortgages, or other security instruments, or sale of the Building under any such deeds of trust, mortgages, or other security instruments or termination of any ground or primary Lease, Tenant shall attorn to such purchaser upon any such sale or the grantee under any deed in lieu of such foreclosure and shall recognize such purchaser or grantee as Landlord under this Lease. The agreement of Tenant to attorn contained in the immediately preceding sentence shall survive any foreclosure sale, trustee's sale, or conveyance in lieu thereof. Tenant shall upon demanded at any time, before or after any such sale, execute, acknowledge, and deliver to Landlord's mortgagee any written instruments and certificates evidencing such attornment as Landlord's mortgagee may reasonably require.

ARTICLE 23 - Parking

Tenant’s parking shall be as described in Exhibit D.

ARTICLE 24 - Default and Remedies

Section 24.01     The occurrence of any one or more of the following events shall, at Landlord's option, constitute an event of default of this Lease:

(a)    if Tenant fails to pay any Rental by the first day of each month or fails to pay other sums payable by Tenant hereunder by the first day of each month and fails to pay such sums within three (3) days of written notice thereof from Landlord (provided, however, if such event of default shall occur more than once in every 6 months period, Landlord shall not be required to provide any written notice of default, not provide any cure period and an event of default shall occur as and when such Rental or other sums becomes due and payable; or
(b)    if Tenant shall fail to perform or observe any other term hereof or any of the Rules and Regulations and such failure shall continue for more than 30 days after notice thereof from Landlord.
(c)    if any petition is filed by or against Tenant or any guarantor of Tenant’s obligations under this Lease under any section or chapter of the present or future Bankruptcy Code or under any similar law or statute of the United States or any state thereof;

(d)	if Tenant or guarantor of Tenant’s obligations under this Lease becomes insolvent or is determined to be insolvent or makes a transfer in fraud of creditors;

(e)	if Tenant fails to take occupancy within 30 days of the commencement date;

(f)	if Tenant or guarantor of tenant’s obligations under this Lease, makes an assignment for the benefit of creditors; or

(g)	if a receiver, custodian or trustee is appointed for Tenant or for any of the assets of the Tenant which appointment is not vacated within 30 days of the date of such appointment.

Section 24.02     If an event of default occurs, at any time thereafter Landlord may do one or more of the following without any additional notice or demand:

(a)    Terminate this Lease by giving written notice of the termination to the Tenant, in which event Tenant shall immediately surrender the Premises to Landlord. If Tenant fails to do so, Landlord may, without notice and without prejudice to any other remedy Landlord may have, enter upon and take possession of the Premises and expel or remove Tenant and its effects without being liable to prosecution or any claim for damages therefore; and Tenant shall be liable to Landlord for all loss and damage which Landlord may suffer by reason of such termination, whether through inability to re-let the Premises or otherwise, including any loss of Rental for the remainder of the Term. Any such loss of Rental shall be offset by any Rental received by Landlord as a result of re-letting the Premises during the remainder of the Term.

(b)    Terminate this Lease, in which event Tenant's event of default shall be considered a total breach of Tenant's obligations under this Lease and Tenant immediately shall become liable for such damages for such breach amount, equal to the total of:

(1)    the costs of recovering the Premises;
(2)    the unpaid Rental due for the remaining term as of the date of termination, plus interest thereon at a rate per annum from the due date equal to 18% over the Prime Rate.
(3)    the total Rental and other benefits which Landlord would have received under the Lease for the remainder of the Term, at the rates then in effect, together with all other expenses incurred by Landlord in connection with Tenant’s default.
(4)    all other sums of money and damages owing by Tenant and Landlord.

(d)
Enter upon and take possession of the Premises as Tenant's agent without terminating this Lease and without being liable to prosecution or any claim for damages therefore, and Landlord may re-let the Premises as Tenant's agent and receive the Rental therefore, in which event Tenant shall pay to Landlord on demand the reasonable cost of renovating and repairing the Premises for a new Tenant or Tenants and any deficiency that may arise by reason of such re-letting; shall not release or affect Tenant's liability for Rental or for damages.

(e)
Upon the occurrence of any Event of Default which is not cured by the Tenant within the period of time provided herein, if any is so provided by the terms of this Lease, the Tenant hereby empowers any Prothonotary or any attorney of any court of record within the United States or elsewhere to appear for the Tenant, with declaration filed, and confess judgment against the Tenant in favor of the Landlord, its successors or assigns, as of any term, for any determined amount to which the Landlord would be entitled as damages under the provisions hereof including also any attorney fees for collection of the same plus ten percent (10%) of the total amount of such damages, together with costs of suit, and the Tenant hereby waives all errors, defects and imperfections in entering said judgment or in any writ, or process, or proceeding thereon or thereto or in anyway touching or concerning the same; and for the confession and entry of such judgment, this Lease or a true and correct copy thereof shall be sufficient warrant and authority. The authority and power contained herein shall not be exhausted by one exercise thereof, but judgment may be confessed as aforesaid from time to time and as often as there is an occurrence of any Event of Default which is not cured by the Tenant as provided herein, or in the event of an Event of Default as defined herein; and furthermore such authority and power may be exercised during the original and any extension or renewal thereof, or after the expiration or earlier termination of the term hereof. The interest rate of one and one-half percent per month (1.5% per month) shall survive the entering of judgment.

Tenant Initials: MET

(f)
When this lease shall be terminated or cancelled by reason of breach of any provision hereof, either during the original term of this lease or any renewal thereof, and also as soon as the term hereby created or any renewal thereof shall have expired, it shall be lawful for any attorney as attorney for Tenant to file an agreement for entering in any court of competent jurisdiction an amicable action and confession of judgment in ejectment against the Tenant and all persons claiming under the Tenant for the recovery by the Landlord of possession of the Premise, for which this lease or a true and correct copy thereof shall be his sufficient warrant, whereupon, if the Landlord so desires, a writ of possession may issue forthwith, without any prior writ or proceedings whatsoever, and provided that if for any reason after such action shall have commenced the same shall be terminated and possession remain in or be restored to the Tenant, the Landlord shall have the right upon any subsequent default or defaults, or upon the termination or cancellation of this lease as hereinbefore set forth, to bring one or more amicable action or actions as hereinbefore set forth to recover possession as aforesaid.

Tenant Initials: MET

(g)    Do whatever Tenant is obligated to do under this Lease and may enter the Premises without being liable to prosecution or any claim for damages therefore, to accomplish this purpose. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting compliance with this Lease on Tenant's behalf, and Landlord shall not be liable for any damages suffered by Tenant from such action, unless caused by the negligence or willful misconduct of Landlord or otherwise.

Section 24.03     No act or thing done by Landlord or its agents during the Term shall constitute an acceptance of an attempted surrender of the Premises, and no agreement to accept a surrender of the Premises or to terminate this Lease shall be valid unless made in writing and signed by Landlord. No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease, unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting or re-entry or taking possession, Landlord may at any time thereafter terminate this Lease for a previous default. Landlord's acceptance of partial payment of Rental following an event of default hereunder shall not be construed as a waiver of such event of default. No waiver by Landlord of any breach of this Lease shall constitute a waiver of any other violation or breach of any time of the terms hereof. Forbearance by Landlord to enforce one or more of the remedies herein provided upon a breach hereof shall not constitute a waiver of any other breach of the Lease.

Section 24.04     No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver is in writing and signed by Landlord nor shall any custom or practice which may evolve between the parties in the administration of the terms of this Lease be constituted to waive or lessen Landlord’s right to insist upon strict performance of the terms of this Lease. The rights granted to Landlord in this Lease shall be cumulative of every other right or remedy which Landlord may otherwise have at law or in equity or by statue, and the exercise of one or more rights or remedies shall not prejudice or impair the current or subsequent exercise of other rights or remedies.

Section 24.05.    The Tenant expressly waives:

(a)	The right to three (3) months notice and/or ten (10), fifteen (15) or thirty (30) days notice required under certain circumstances by the Landlord and Tenant Act of 1951.

(b)
Landlord and Tenant hereby waive trial by jury in any action or proceeding or counterclaim brought by either party hereto against the other party on any, and every, matter, directly or indirectly arising out of or with respect to the Lease, including, without limitation, the relationship of Landlord and Tenant, the use and occupancy by Tenant of the Premise, any statutory remedy and/or claim of injury or damage regarding the Lease, and/or the relationship of Landlord and Tenant, and any emergency.

(c)
The benefit of all laws, now or hereafter in force, exempting any goods on the Demised Premises, or elsewhere, from distraint, levy or sale in any legal proceeding taken by the Landlord to enforce any rights under this Lease;

(d)
The benefit of all laws now made or which may hereafter be made regarding any limitations as to the goods upon which, or the time within which, distress is to be made after the removal of goods and further relieves the

Landlord of the obligation or proving or identifying such goods, it being the purpose and intent of this provision that all goods of the Tenant, whether upon the Demised Premises or not, shall be liable to distress for rent;

(e)	The right to issue a writ of replevin for the recovery of any goods seized under a distress for rent or levy upon an execution for rent, damages or otherwise;

(f)
The right to delay execution on any real estate that may be levied upon to collect any amount which may become due under the terms and conditions of this lease and any right to have same appraised, and the Tenant authorizes any Prothonotary or clerk to enter a writ of execution or other process upon the Tenant’s voluntary waiver and further agrees that said real estate may be sold on a writ of execution of other process;

(g)
All rights under any law, ordinance or statue relating to Landlord and Tenant rights to the extent of hereby authorizing the sale of any goods distrained for rent at any time after seven (7) days from said distraint without appraisement and condemnation thereof;

(h)
Tenant hereby covenants and agrees to pay to Landlord, as Additional Rent, promptly upon demand, all costs and expenses incurred by Landlord in enforcing any and every provision of this Lease and/or in pursuing any remedy for default of this Lease, regardless of initiation or conclusion of any legal proceeding; said costs and expenses shall include, but not be limited to, all legal fees, attorney’s fees, and all court costs, including the preparation of documents and the filing fee of any and all papers with the courts and the cost of depositions and investigations.

ARTICLE 25 - Waiver by Landlord

Landlord waives any rights of distraint with respect to Tenant’s trade fixtures and other personal property of Tenant located in the Premises provided under the Landlord and Tenant Act of 1951, 68 P.S. § 250.101 et seq., or otherwise.

ARTICLE 26 - Security Deposit

The Security Deposit, if any, shall be held by Landlord, without interest, as security for the performance of Tenant’s obligations under this Lease. Landlord may, without prejudice to any other remedy, use the Security Deposit to remedy any default in any obligation of Tenant hereunder, and such use shall survive the termination of this Lease, and Tenant shall promptly, in demand, restore the Security Deposit to its original amount. If Tenant is not in default at the termination of this Lease, any remaining portion of the Security Deposit shall be returned to Tenant. If Landlord transfers its interest in the Premises during the Term, Landlord shall assign the Security Deposit to the transferee who shall then become obligated to Tenant for its return, and thereafter Landlord shall have no further liability for its return.

ARTICLE 27 - Attorney's Fees and Legal Expenses

In any action or proceeding brought by either party against the other with respect to this Lease, the prevailing party shall be entitled to recover from the other party's reasonable attorneys' fees, investigation costs, and other legal expenses and court costs incurred by such party in such action or proceeding as the court may find to be reasonable. The prevailing party shall be the one who receives the net judgment in its behalf at the end of any action.

ARTICLE 28 - Notices

Any notice or document required to be delivered hereunder shall be considered delivered, whether actually received or not, when hand delivered to the address of the other party, when delivered by a nationally recognized overnight courier, or 48 hours after deposited in the United States Mail, postage prepaid, registered or certified mail, return receipt requested, addressed to the parties hereto at the respective addresses specified in the Basic Lease Information, or at such other address as they have subsequently specified by written notice.

ARTICLE 29 - Miscellaneous

Section 29.01     Where this Lease requires Tenant to reimburse Landlord the cost of any item, if no such cost has been stipulated, such cost will be the reasonable and customary charge therefore periodically established by Landlord. Failure to pay any such cost, unless protested by Tenant, shall be considered as a failure to pay Rental. Landlord shall invoice Tenant for such costs, which shall be paid by Tenant within 30 days of receipt of such invoice, unless Tenant otherwise protests such costs.

Section 29.02 This Lease may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Lease and all of which, when taken together, will be deemed to constitute one and the same agreement . The exchange of copies of this Lease and of signature pages by facsimile or email transmission shall constitute effective execution and delivery of this Lease as to the parties and may be used in lieu of the original Lease for all purposes. Signatures of the parties transmitted by facsimile or email shall be deemed to be their original signatures for all purposes.

Section 29.03     Landlord and Tenant represent and warrant that they have had no dealings with any broker or agent in connection with the negotiation or execution of this Lease except such brokers or agents as may be identified in the Basic Lease Information. Landlord and Tenant shall indemnify and hold each other harmless from any costs, expenses, or liability for commission or other compensation or charges claimed by any person, broker or agent (other than those identified in the Basic Lease Information), claiming through association with Tenant with respect to this Lease.

Section 29.04 As used herein, the terms "business days" means Monday through Friday (except for holidays); "normal business hours" means 7:00 a.m. to 6:00 p.m. on business days; and "holidays" means those holidays designated by Landlord, which holidays shall be consistent with those holidays designated by Landlords of comparable office Buildings in the immediate area and town.

Section 29.05      Tenant shall not make or permit any improper noises in the Building, conduct a business which is not conducive to the other tenants’ business, bring or keep dogs or other animals on the Leased Premises, or otherwise interfere in any way with other Tenants or persons having business with them.

Section 29.06     Tenants shall not permit shall not permit any noxious or offensive odors emanating within the premises to seep into other portions of the Building not leased by Tenant.

Section 29.07     Every agreement contained in this Lease is, and shall be construed as, a separate and independent agreement. If any term of this Lease or the application thereof to any person or circumstances shall be invalid and unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected.

Section 29.08     There shall be no merger of this Lease or of the Leasehold estate hereby created with the fee estate in the Premises or any part thereof by reason of the fact that the same person may acquire or hold, directly or indirectly, this Lease or the Leasehold state hereby created or any interest in this Lease or in any interest in such fee estate. In the event of a voluntary or other surrender of this Lease, or a mutual cancellation hereof, Landlord may, at its option, terminate all subleases, or treat such surrender or cancellation as an assignment of such subleases.

Section 29.09     Any liability of Landlord to Tenant under the terms of this Lease shall be limited to Landlord's interest in the Building and the Land, and Landlord shall not be personally liable for any deficiency.

Section 29.10     Whenever a period of time is herein prescribed for action, other than the payment of money, to be taken by either party hereto, such party shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations, or restrictions, or any other cause of any kind whatsoever which is beyond the control of such party.

Section 29.11     The article headings contained in this Lease are for convenience only and shall not enlarge or limit the scope or meaning of the various and several articles hereof. Words of any gender used in this Lease shall include any other gender, and words in the singular number shall be held to include the plural, unless the context otherwise requires.

Section 29.12     If there be more than one Tenant, the obligations hereunder imposed Tenant shall be joint and several, and all agreements and covenants herein contained shall be binding upon the respective heirs, personal representatives, successors, and to the extent permitted under this Lease, assigns of the parties hereto.

Section 29.13     Neither Landlord nor Landlord's agents or brokers have made any representations or promises with respect to the Premises or the Building except as herein expressly set forth and all reliance with respect to any representations or promises is based solely on those contained herein.

Section 29.14     This Lease sets forth the entire agreement between the parties and cancels all prior negotiations, arrangements, brochures, agreements, and understandings, if any, between Landlord and Tenant regarding the subject matter of this Lease. No amendment or modification of this Lease shall be binding or valid unless expressed in writing executed by both parties hereto.

Section 29.15     The submission of this Lease to Tenant shall not be construed as an offer, nor shall Tenant have any rights with respect thereto unless Landlord executes a copy of this Lease and delivers the same to Tenant.

Section 29.16     If either party signs as a corporation, each of the persons executing this Lease on behalf of the respective party represents and warrants that the party is a duly organized and existing corporation, that the party has and is qualified to do business in the Commonwealth of Pennsylvania, that the corporation has full right and authority to enter into this Lease, and that all persons signing on behalf of the corporation were authorized to do so by appropriate corporation actions. If either party signs as a partnership, trust, or other legal entity, each of the persons executing this Lease on behalf of the party represents and warrants that the party has complied with all applicable laws, rules, and governmental regulations relative to its right to do business in the Commonwealth of Pennsylvania, that such entity has the full right and authority to enter into this Lease, and that all persons signing on behalf of the party were authorized to do so by any and all necessary or appropriate partnership, trust, or other actions.

Section 29.17     If, in connection with obtaining financing for the Building or of any ground or underlying Lease, any lender shall request reasonable modifications in the Lease as a condition for such financing, Tenant will not unreasonably withhold, delay or defer its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or adversely affect either the Leasehold interest hereby created or Tenant’s use and enjoyment of the Premises.

Section 29.18     This Lease shall be governed by and construed under the laws of the Commonwealth of Pennsylvania. Any action brought to enforce or interpret this Lease shall be brought in the court of appropriate jurisdiction in the County of Pennsylvania where the Building is located. Should any provision of this Lease require judicial interpretation, it is agreed that the Court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party before the execution of this Lease.

Section 29.19     No locks shall be changed without Landlord consent. No additional locks shall be placed upon any doors without the prior written consent of Landlord.

Section 29.20     Landlord may, upon reasonable notice (no less than 24 hours except in the case of emergencies) enter upon the Premises at reasonable hours to inspect same or clean or make repairs or alterations (but without any obligation to do so, except as expressly provided for herein) and to show the Premises to prospective lenders or purchasers, and, during the last 6 months of the Term of the Lease, to show them to prospective Tenants at reasonable hours and, if they are vacated, to prepare them for re-occupancy. Landlord shall cause its officers, agents and representatives to exercise care with any such entry not to unreasonably interfere with the operation and normal office routine of Tenant (except in the case of emergency).

Section 29.21     Landlord may not elect to relocate Tenant to other space in the Building.

Section 29.22     Smoking is not permitted anywhere inside or at the entrances of the Premise.
Section 29.23     The Exhibits and numbered riders attached to this Lease are by this reference incorporated fully herein. The term "this Lease" shall be considered to include all such Exhibits and riders.

ARTICLE 30 –Right of Assignee

The right to enter judgment against Tenant and to enforce all of the other provisions of this Lease hereinabove provided for may, at the option of any assignee of the Lease, be exercised by any assignee of the Landlord’s right, title and interest in this Lease in his, her or their own name, executed and/or witnessed in accordance with the Act of Assembly of May 28, 1915, I. Sm. L. 90, and all supplements and amendments thereto that have been or may hereafter be passed, and Tenant hereby expressly waives the requirements of said Act of Assembly and any and all laws regulating the manner and/or form in which said assignments shall be executed and witnessed.

ARTICLE 31 – No Waiver

Section 31.01    Failure of Landlord to insist upon the strict performance of any provision of this Lease or to exercise any option or rules and regulations contained shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Landlord of rent with knowledge of the breach of any provision of this Lease shall not be deemed a waiver of such breach.

Section 31.02    No provision of this Lease shall be deemed to have been waived unless such waiver be in writing signed by Landlord. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly rent shall be deemed to be other than an account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment of rent deemed an accord and satisfaction and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided, and no waiver by Landlord in respect to one Tenant shall constitute a waiver in favor of any other Tenant in the Premise.

ARTICLES 32 – Limitation of Liability

Anything in this Lease to the contrary notwithstanding, Tenant agrees that it shall look solely to the estate and property of the Landlord in the land and Building(s) compromising the Premise and Property and subject to the prior rights of any mortgagee of the premises and for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and/or performed by Landlord, and no other assets of the Landlord shall be subject to levy, execution or other procedures for the satisfaction of Tenant’s remedies.

ARTICLES 33 – Recording

Tenant shall not record this Lease but will, at the request of Landlord, execute a memorandum or notice thereof in recordable form, satisfactory to both Landlord and Tenant, specifying the date of commencement and expiration of the term of the lease and other information required by statute.

ARTICLE 34 – Successors and Assigns

Except as otherwise expressly provided, all provisions herein shall be binding upon and shall inure to the benefit of the parties, their legal representatives, successors and assigns including the confession of judgment and warrant of attorney set forth in Section 24.02. Each provision to be performed by Tenant shall be construed to be both a covenant and a condition, and if there shall be more than one (1) tenant, they shall all be bound jointly and severally by these provisions. In the event of any sale of the Premise, or of a sale or lease of Landlord’s interest in this Lease, Landlord shall be entirely relieved of all obligations hereunder. “Landlord” shall be deemed to be the Landlord in possession of the Premise from time to time as fee owner or as ground lessee under a ground lease.

ARTICLE 35 – No Partnership

Landlord shall in no event be construed, held or become in anyway, or for any purpose, a partner, associate or joint venturer of Tenant or any party associated with Tenant in the conduct of its business or otherwise.

ARTICLE 36 – Attornment

Tenant shall in the event of the sale or assignment of the Landlord’s interest in the Premise, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Landlord covering the Premise, attorn to the purchaser or foreclosing mortgagee and recognize such purchaser or foreclosing mortgagee as Landlord under this Lease.

ARTICLE 37 – Force Majeure

Landlord shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord’s control which shall include, without limitation, all labor disputes, civil commotion, war, warlike operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations or controls, fire or other casualty, inability to obtain any material, or services, or through Acts of God.

[signature page follows]

IN WITNESS WHEREOF, Landlord and Tenant have set their hands and seals to this Lease Agreement the day and year first above written.

Landlord: 207 Associates Independence Avenue
Investments, LLC

WITNESS: /s/ Dana Thompson            By: /s/ John M. Ortenzio
John M. Ortenzio, Manager

                        Date: 10/30/18

Tenant:    Select Medical Corporation

ATTEST: /s/ Dana Thompson                By: /s/ Michael E. Tarvin

Title: EVP, General Counsel & Secretary

Date: 10/25/18